UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Logitech International S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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logitech

This Response Coupon is solicited on behalf of the Board of Directors of Logitech International S.A.

The Board recommends a vote "For" each of Proposals 1-14

150001

Mr
Brian Muster
Bahnhofstrasse 33
4000 Basel

Shareholder
Mr Brian Muster
Bahnhofstrasse 33, 4000 Basel

Number of shares
15'000

Response Coupon for the 35th Annual General Meeting of LOGITECH INTERNATIONAL S.A.

Wednesday, September 13, 2023 - 14:00 (registration starts at 13:30)
SwissTech Convention Center, EPFL - Lausanne, Switzerland

Voting instructions and orders of admission cards and of publications can be submitted either with this form or online. We encourage you to utilize our online voting option in order to reduce the mailing costs incurred by our company and to help reduce our carbon footprint.

For online registration / voting, please scan the QR code on the right side or go to the website: gvmanager-live.ch/logitech and input your personal access code noted here: **G9LM2LLOG-4PnHNsJa**

If you do not wish to vote online, please complete, **sign** and return both sides of this form by September 7, 2023 in the enclosed postage-paid return envelope (Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland). When voting by mail, this response coupon is valid only when signed and dated.

Participation:

☐ **Option 1:** I/we will **personally** attend the Annual General Meeting and ask you to send me/us an admission card in my/our name(s).

☐ **Option 2:** I/we hereby authorize the person named below to act as my/our proxy to represent me/us at the Annual General Meeting and ask you to send an admission card directly to such person:

Name and address of proxy: ______________________________

____

☐ **Option 3:** I/we authorize the **Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, Notary Public, Rue Caroline 1, 1003 Lausanne, Switzerland,** to represent me/us at the Annual General Meeting.
If you wish to issue any specific voting instructions, please complete the reverse side of this form

We invite you to visit the Investors section of our website for more information.

Date: ______________ **Signature:** ______________________

EA

To our shareholders, partners, customers and employees
In Fiscal Year 2023, Logitech - like so many other organizations - faced multiple macroeconomic hurdles. Global demand softened as companies and consumers confronted rising inflation and borrowing costs, unpredictable foreign exchange rates, and heightened geopolitical tension. The impact was felt across geographies and industries, and Logitech was no exception. We maintained or grew market share across most categories, and we retained much of the larger base built over the last few years, delivering revenue over 60% higher than four years ago. Nevertheless, the year closed with a 13% decline in revenue compared to the previous year.
While FY 2023 wasn’t the year we had hoped for, we responded quickly, taking strong actions to spring-load the business for an inevitable return to growth; and the business is better for it today.
FINANCIAL & OPERATIONAL DISCIPLINE
With the financial discipline and operational excellence Logitech is known for, we managed the business conservatively and worked quickly to align operating expenses with the current market reality. On a percentage basis, our cost reductions were the same as the year-end decline in revenue. We ensured these reductions were made with surgical intent, protecting ongoing investments in research and development, and enterprise go-to-market. We continue to manage costs, while investing in future innovation.
There was a similar focus on inventory levels, reducing on hand inventory quarter on quarter across the fiscal year, as well as reducing channel inventory. The team continues carefully to manage inventory levels while ensuring readiness for the coming holiday quarter.
As a result, Logitech has a sufficiently solid financial foundation to invest through down cycles such as this. FY 2023 closed within our adjusted outlook range, with a strong balance sheet, no debt and a healthy cash position. Cash flow from operations was up 79% to over $0.5 billion, and the end-of-year cash balance was $1.15 billion. We also returned more than $0.5 billion to shareholders via dividends and share repurchases.
POWERFUL TRENDS, POWERFUL INNOVATION
The strength of Logitech’s product innovation engine has been our hallmark for decades. It’s a powerful combination of design expertise, world-class research and development, sharp consumer insights and excellence in supply chain, manufacturing and go-to-market. Fiscal Year 2023 was another strong year of innovation, demonstrating the value of continued investment.
More than 50 new products were launched, in multiple categories. Each contributed to the portfolio in multiple ways. The Aurora Collection for all gamers and Lift Vertical Ergonomic Mouse expanded our consumer audiences. We deepened our offering by bringing MX mechanical keyboards to consumers, while also adapting award-winning consumer MX devices for business use. The brand was further established in the world of streamers and creators with new mics, lights and cameras, and introduced accessories for Apple’s 10th generation iPad. And the strength of our software capabilities was demonstrated with innovations like the new Rally Bar and Logi Sight, designed for meeting room video collaboration.
These, and more, contributed to a record number of design awards in FY 2023. Logitech was honored with 116 awards and the highly prestigious Red Dot Design Team of the Year award - the Oscar of design. Yet, more important than plaudits, is the diversity of the portfolio. Logitech offers solutions for enterprises and consumers, balanced across geographies, price points and audience segments. Diversification is built thoughtfully and methodically. It is a competitive advantage - it helped us maintain and take market share in key categories this fiscal year.
Our innovations this year also continued to tap into the powerful, long-term secular trends that have helped grow Logitech these past years.
1)Work from anywhere (hybrid work): The world’s one billion knowledge workers, and their employers, are adjusting to more flexible ways of working. Logitech is well positioned to provide them with the right tools to enable productive, comfortable and creative work, at home, in the office, or indeed anywhere. When people are working from more locations, they have more workspaces that require Logitech products.
2)Video everywhere: Video is the new telephone. Wherever there is a workspace or a meeting room, there is a need to connect. The world is steadily equipping all these spaces with video, but it is estimated that still only one in ten office meeting rooms have a video collaboration solution installed, plus there are plenty of workspaces to enable.
3)Rise of gaming: Gaming is big and growing, encompassing everything from professional esports to casual, social or mobile play. It has about as many fans as soccer, counted in the billions. Twitch, YouTube and Facebook see more hours of live streamed gaming content in a quarter than Netflix Original programming. Logitech supports everyone, whether they are streaming, playing on a handheld device, or competing on a fully equipped pro-gaming rig.

TO OUR SHAREHOLDERS, PARTNERS, CUSTOMERS AND EMPLOYEES
4)Ubiquitous content creation: Today, an independent creator can stream like Netflix, produce music like Universal Music Group, edit like Paramount Pictures and code like EA. About 23% of people can be considered creators in some capacity, and Logitech’s hardware and software solutions enable their creativity, in every form.
We believe these trends to be durable. Their continued power, and the power of our innovation engine, give us confidence in the long term.
LEADING BY EXAMPLE
In Fiscal Year 2023, Logitech made progress in other areas - less visible, but of utmost importance. By this, we mean our mission to help all people pursue their passions, in a way that is good for the planet.
Logitech designers and engineers have been pioneering techniques in incorporating post-consumer recycled plastic (PCR) into our products at scale, to reduce their carbon impact and increase circularity. This year, 59% of all Logitech products used recycled plastic, saving an estimated 27,000 tonnes of carbon. In our Creativity and Productivity category alone, 75% of mice and keyboards are made from recycled plastic. We have also continued to share the carbon impact of our products with our customers at point of sale. Nearly 45% of Logitech products now include carbon labels so customers can make informed purchase choices.
For these and other efforts, we were awarded a Platinum rating from EcoVadis, placing Logitech in the top 1% of sustainability-rated companies. The global non-profit, CDP, also ranked us among the top 8% of companies assessed for supplier engagement on climate change. We were even invited to the White House, in recognition of our climate work.
Logitech was equally active in making progress on our social impact this past fiscal year. We co-founded the Coalition for Gender Fair Procurement with Gender Fair, an alliance of like-minded organizations seeking to promote gender fairness based on the UN Women’s Empowerment Principles. The Coalition works to progress toward the UN’s fifth Sustainable Development Goal, Gender Equality, by leveraging the trillions of dollars in corporate spending power around the globe. We also made equality central to some of our key marketing campaigns, such as the MX Women Who Master Series, and product ranges such as Logitech G’s Aurora Collection. Internally, diversity, equity and inclusion continue to be important, as we strive to support and reflect the diverse world we serve.
Of course, while we can take a pause to celebrate such progress, we are also conscious of the urgent work still required to address climate change and redress social inequities. This work is simply the right thing to do for people and the planet, and we believe it will also benefit our performance over time.
CEO TRANSITION
In the months following the close of Fiscal Year 2023, Bracken Darrell took the personal decision to depart Logitech for another opportunity. In his own words, he’ll remain a customer, fan and shareholder, and we all wish him well.
Logitech has always been a great company, and Bracken’s stewardship as CEO across the past ten fiscal years has made some important contributions. During his tenure, Logitech grew for nine consecutive years. We transformed ourselves into an award-winning design company and more than doubled the product categories in which we compete. We continued to hone our capabilities, including our renowned research and development. All told, our market value grew to nearly nine times greater than a decade before.
Looking forward, all the elements that contributed to our excellent track record and that continue to make Logitech great are in place, including the strong team that continues to lead the company and execute on our strategy. The board of directors has set in motion our established succession planning process. Board member Guy Gecht has stepped seamlessly into the role of interim CEO, and the global search of internal and external candidates is well underway. The transition will be smooth, thanks to the combined focus and experience of the Board, Guy and Logitech’s leadership team, most of whom have been at the company for a decade or more.
WE’RE READY
So, as we reflect on Fiscal Year 2023, we managed the business conservatively in the face of numerous headwinds, and will continue to do so. We take optimism from our overall performance, and from the actions we have taken to make this great company even better: our strategy is solid, our leadership is energized, our teams are optimized, the secular trends we innovate against are powerful, our capabilities are honed, and our innovation engine is firing on all cylinders. On this basis, we have confidence in the long-term prospects for the business. Logitech is a bigger, better company than ever before, and is ready for the future; ready to drive growth when demand returns.
This is a team effort and so we would like to express our gratitude to the whole team: our employees, partners and shareholders. Each of you makes Logitech who it is every day. We have come a long way, and have a long, exciting path ahead.

Wendy Becker Chairperson of the Board	Guy Gecht Interim Chief Executive Officer

July 25, 2023
TO OUR SHAREHOLDERS:
You are cordially invited to attend Logitech's 2023 Annual General Meeting. The meeting will be held on Wednesday, September 13, 2023 at 2:00 p.m. at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.
Enclosed is the Invitation for the meeting, which includes an agenda and discussion of the items to be voted on at the meeting and instructions on how you can exercise your voting rights. For further information concerning Logitech’s compensation of its Board members and executive officers, and other relevant information please refer to our Proxy Statement dated July 25, 2023 (the "Proxy Statement").
Whether or not you plan to attend the Annual General Meeting, your vote is important, and you should take the steps required so that your shares are represented at the 2023 Annual General Meeting.
Thank you for your continued support of Logitech.

Wendy Becker
Chairperson of the Board

LOGITECH INTERNATIONAL S.A.
Invitation to the Annual General Meeting
Wednesday, September 13, 2023
2:00 p.m. Central European Summer Time (registration starts at 1:30 p.m.)
SwissTech Convention Center, EPFL – Lausanne, Switzerland
*****
AGENDA
Reports
Report on Operations for the fiscal year ended March 31, 2023
Proposals
1.Approval of the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2023
2.Advisory vote to approve Named Executive Officers Compensation for fiscal year 2023
3.Advisory vote on the frequency of future advisory votes on executive compensation
4.Advisory vote on the Swiss Compensation Report for fiscal year 2023
5.Appropriation of available earnings and declaration of dividend
6.Amendments of the Articles of Incorporation
6.A.    Shareholders rights and general meeting of shareholders
6.B.    Compensation and mandates
6.C.    Creation of a capital band
6.D.    Administrative amendments to the Articles of Incorporation
7.Release of the Board of Directors and Executive Officers from liability for activities during fiscal year 2023
8.Elections to the Board of Directors
8.A.    Re-election of Dr. Patrick Aebischer
8.B.    Re-election of Ms. Wendy Becker
8.C.    Re-election of Dr. Edouard Bugnion
8.D.    Re-election of Mr. Guy Gecht
8.E.    Re-election of Ms. Marjorie Lao
8.F.    Re-election of Ms. Neela Montgomery
8.G.    Re-election of Ms. Deborah Thomas
8.H.    Re-election of Mr. Christopher Jones
8.I.    Re-election of Mr. Kwok Wang Ng
8.J.    Re-election of Mr. Sascha Zahnd
9.Election of the Chairperson of the Board
10.Elections to the Compensation Committee
10.A.    Re-election of Ms. Neela Montgomery
10.B.    Re-election of Mr. Kwok Wang Ng
10.C.    Election of Ms. Deborah Thomas
11.Approval of Compensation for the Board of Directors for the 2023 to 2024 Board Year
12.Approval of Compensation for the Group Management Team for fiscal year 2025
13.Re-election of KPMG AG as Logitech’s auditors and ratification of the appointment of KPMG LLP as Logitech’s independent registered public accounting firm for fiscal year 2024

AGENDA
14.Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative

Hautemorges, Switzerland, July 25, 2023
The Board of Directors

Proposals and Explanations
Proposal 1
Approval of the Annual Report, the Consolidated Financial Statements and the Statutory Financial Statements of Logitech International S.A. for Fiscal Year 2023
Proposal
The Board of Directors proposes that the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2023 be approved.
Explanation
The Logitech consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2023 are contained in Logitech’s Annual Report, which was made available to all registered shareholders on or before the date of this Invitation. The Annual Report also contains the reports of Logitech’s auditors on the consolidated financial statements and on the statutory financial statements, Logitech’s Compensation Tables prepared in compliance with Swiss corporate law (the "Remuneration Report") as well as the report of the statutory auditors on the Remuneration Report, additional information on the Company’s business, organization and strategy, and information relating to corporate governance as required by the SIX Swiss Exchange directive on corporate governance. Copies of the Annual Report are available on the Internet at http://ir.logitech.com.
Under Swiss law, the annual report and financial statements of Swiss companies must be submitted to shareholders for approval or disapproval at each annual general meeting. In the event of a negative vote on this proposal by shareholders, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.
Approval of this proposal does not constitute approval or disapproval of any of the individual matters referred to in the Annual Report or the consolidated or statutory financial statements for fiscal year 2023.
KPMG AG, as Logitech’s auditors, issued an unqualified recommendation to the Annual General Meeting that the consolidated and statutory financial statements of Logitech International S.A. be approved. KPMG AG expressed their opinion that the consolidated financial statements for the year ended March 31, 2023 present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and comply with Swiss law. They further expressed their opinion and confirmed that the statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and the Articles of Incorporation of Logitech International S.A. and the Remuneration Report contains the information required by Swiss law.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2023.

2023 Annual General Meeting Invitation	1

PROPOSALS AND EXPLANATIONS
Proposal 2
Advisory Vote to Approve Named Executive Officers Compensation for Fiscal Year 2023
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the compensation of Logitech’s named executive officers disclosed in Logitech’s Compensation Report for Fiscal Year 2023.
Explanation
Since 2009, the Logitech Board of Directors has asked shareholders each year to approve Logitech’s compensation philosophy, policies and practices, as set out in the “Compensation Discussion and Analysis” section of the Compensation Report, in a proposal commonly known as a “say-on-pay” proposal. Beginning with the 2011 Annual General Meeting, a say-on-pay advisory vote was required for all public companies, including Logitech, that are subject to the applicable U.S. proxy statement rules. Shareholders have been supportive of our compensation philosophy, policies and practices in each of those years.
At the 2017 Annual General Meeting, shareholders approved a proposal to take the say-on-pay vote annually. Accordingly, the Board of Directors is asking shareholders to approve, on an advisory basis, the compensation of Logitech’s named executive officers disclosed in the Compensation Report, including the “Compensation Discussion and Analysis,” the Summary Compensation table and the related compensation tables, notes, and narrative, once every year until this 2023 Annual General Meeting, which, in accordance with applicable law, is the next required vote on the frequency of shareholder votes on compensation of named executive officers of the Company. Proposal 3 of this invitation concerns such an advisory vote on the frequency of shareholders’ votes on compensation of the Company’s named executive officers. The vote under this Proposal 2 is not intended to address any specific items of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the Compensation Report.
This say-on-pay vote is advisory and therefore is not binding. It is carried out as a best practice and to comply with applicable U.S. proxy statement rules, and is consequently independent from, and comes in addition to, the binding vote on the Approval of Compensation of the Board of Directors for the 2023 to 2024 Board Year contemplated in Proposal 11 below and the binding vote on the Approval of Compensation for the Group Management Team for fiscal year 2025 contemplated in Proposal 12 below. However, the say-on-pay vote will provide information to us regarding shareholder views about our executive compensation philosophy, policies and practices, which the Compensation Committee of the Board will be able to consider when determining future executive compensation. The Committee will seek to determine the causes of any significant negative voting result.
As discussed in the "Compensation Discussion and Analysis" section of Logitech’s Compensation Report for Fiscal Year 2023, Logitech has designed its compensation programs to:
•provide compensation sufficient to attract and retain the level of talent needed to create and manage an innovative, high-growth, global company in highly competitive and rapidly evolving markets;
•support a performance-oriented culture;
•place most of total compensation at risk based on Logitech’s performance, while maintaining controls over inappropriate risk-taking by factoring in both annual and long-term performance;
•provide a balance between short-term and long-term objectives and results;
•align executive compensation with shareholders’ interests by tying a significant portion of compensation to increasing share value; and
•reflect an executive’s role and past performance through base salary and short-term cash incentives, and his or her potential for future contribution through long-term equity incentive awards.
While compensation is a central part of attracting, retaining and motivating the best executives and employees, we believe it is not the sole or exclusive reason why exceptional executives or employees choose to join and stay at Logitech, or why they work hard to achieve results for shareholders and other stakeholders. In this regard, both the Compensation Committee and management believe that providing a working environment and opportunities in which executives and employees can develop, express their individual potential, and make a difference are also a key part of Logitech’s success in attracting, motivating and retaining executives and employees.
The Compensation Committee of the Board has developed a compensation program that is described more fully in the Compensation Report for Fiscal Year 2023 included in the Proxy Statement. Logitech’s compensation philosophy,

2	2023 Annual General Meeting Invitation

PROPOSALS AND EXPLANATIONS
compensation program risks and design, and compensation paid during fiscal year 2023 are also set out in the Compensation Report.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the following advisory resolution:
“Resolved, that the compensation paid to Logitech’s named executive officers as disclosed in the Compensation Report for Fiscal Year 2023, including the “Compensation Discussion and Analysis,” the "Summary Compensation Table for Fiscal Year 2023" and the related compensation tables, notes, and narrative discussion, is hereby approved.”

2023 Annual General Meeting Invitation	3

PROPOSALS AND EXPLANATIONS
Proposal 3
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
Proposal
The Board of Directors asks shareholders for their advisory vote on the frequency of future advisory say-on-pay votes on executive compensation. In particular, the Board of Directors asks shareholders for their guidance on whether future advisory votes on the compensation of Logitech’s named executive officers as disclosed in our proxy statement, such as the advisory vote requested in Proposal 2 above, should be held every one, two or three years. Alternatively, shareholders may abstain from casting a vote.
Explanation
This proposal asks shareholders to indicate their preference, on an advisory basis, for the frequency of future shareholder advisory votes on the compensation of Logitech’s named executive officers. The Board of Directors is asking shareholders for their views on the frequency of these votes pursuant to the same U.S. law described in Proposal 2 above that requires each company subject to U.S. proxy statement rules, including Logitech, to hold a say-on-pay advisory vote on executive compensation. This vote on the frequency of say-on-pay votes must be held at least once every six years and is advisory in nature.
The Board of Directors has asked shareholders to approve Logitech’s compensation philosophy, policies and practices in each of the last eight years. The Board of Directors believes that providing an annual advisory vote on the compensation of Logitech’s named executive officers provides the Board of Directors with more opportunity for timely feedback, especially given the annual binding vote on the Approval of Compensation for the Group Management Team required under Swiss law.
Shareholders’ votes on this proposal are independent from, and will not affect, the binding vote on the compensation of the Board of Directors for the 2023 to 2024 Board Year contemplated in Proposal 11 and the binding vote on the compensation for the Group Management Team for fiscal year 2025 contemplated in Proposal 12 below.
Voting Requirement to Approve Proposal
This advisory vote is non-binding. The Board of Directors has a strong preference to continue with advisory votes on executive compensation on an annual basis; however, the Board of Directors will carefully consider the voting results and expects to take into account the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.
Recommendation
The Board of Directors recommends that shareholders approve, on an advisory basis, holding a yearly advisory vote on executive compensation. The alternative receiving the greatest number of votes (every one, two or three years) will be considered the frequency selected by shareholders.

4	2023 Annual General Meeting Invitation

PROPOSALS AND EXPLANATIONS
Proposal 4
Advisory Vote on the Swiss Compensation Report for Fiscal Year 2023
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the Swiss Statutory Compensation Report for fiscal year 2023.
Explanation
Under Swiss corporate law, we are required to prepare each year a separate Swiss Statutory Compensation Report. The current Swiss Statutory Compensation Report sets forth, for the fiscal years ended March 31, 2023 and March 31, 2022, the aggregate compensation of the members of the Board of Directors and the members of the Group Management Team. Under the new Swiss corporate law effective as of January 1, 2023, we are required to submit our Swiss Statutory Compensation Report annually to shareholders for an advisory vote.
With regard to the compensation of our Group Management Team, we note that at our annual general meeting held on September 8, 2021, shareholders approved the fiscal year 2023 maximum aggregate compensation amount for our Group Management Team in the aggregate amount of $24.9 million with 85.38% of shareholders voting in favor of the proposal. Shareholders also approved at that meeting and at our annual general meeting held on September 14, 2022, respectively, the maximum aggregate compensation amounts for the Board of Directors for the 2021 to 2022 Board Year and the 2022 to 2023 Board Year, respectively, of CHF 3.4 million and CHF 3.9 million with 98.26% and 98.08% of shareholders voting in favor of the proposals.
For our 2023 Swiss Statutory Compensation Report together with the statutory report of our auditor thereon as included in the Proxy Statement, please refer to the the Proxy Statement under “Compensation Tables Audited Under Swiss Law”.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends that shareholders approve, on an advisory basis, the Swiss Statutory Compensation Report for fiscal year 2023.

2023 Annual General Meeting Invitation	5

PROPOSALS AND EXPLANATIONS
Proposal 5
Appropriation of Available Earnings and Declaration of Dividend
Proposal
The Board of Directors proposes the following appropriation of available earnings:

	Year ended March 31, 2023
Payment of a dividend in the amount of	CHF	183,493,000
Transfer to legal retained earnings in the narrower sense		—
To be carried forward		1,907,078,000
Total appropriation of available earnings		2,090,571,000
Treasury shares		(914,399,000)
Total earnings available for appropriation	CHF	1,176,172,000
The Board of Directors approved and proposes a gross distribution of CHF 1.06 per registered share or approximately USD 1.16 per share based on the exchange rate on March 31, 2023. Based on the current shares issued (173,106,620 shares) and the proposed dividend per share, the maximum aggregate gross dividend would be CHF 183,493,017 (approximately USD 200,069,036 based on the exchange rate on March 31, 2023).
No distribution shall be made on shares held in treasury by the Company and its subsidiaries.
If the proposal of the Board of Directors is approved, the dividend payment of CHF 1.06 per share (or approximately CHF 0.6890 per share after deduction of 35% Swiss withholding tax where required) will be made on or about September 27, 2023 to all shareholders as of the record date (which will be on or about September 26, 2023). We expect that the shares will be traded ex-dividend as of approximately September 25, 2023. For payments made in U.S. dollars, we expect to use the currency exchange rate as of the date of the meeting, September 13, 2023.
Explanation
Under Swiss law, the use of available earnings must be submitted to shareholders for approval at each annual general meeting. The available earnings at the disposal of Logitech shareholders at the 2023 Annual General Meeting are the earnings of Logitech International S.A., the Logitech parent holding company.
The proposal of the Board of Directors to distribute a gross dividend of CHF 1.06 per share which, if approved by shareholders, would be an increase of approximately CHF 0.10 to CHF 1.06 per share. This proposed, increased cash dividend demonstrates Logitech’s continued commitment to consistently return cash to shareholders. Since fiscal year 2013, the Board of Directors decided on a recurring annual gross dividend and not on an occasional one. As a consequence, the Company expects to propose a dividend to the shareholders of the Company every year (subject to the approval of the Company’s statutory auditors in the applicable year).
Other than the distribution of the dividend, the Board of Directors proposes the carry-forward of available earnings based on the Board’s belief that it is in the best interests of Logitech and its shareholders to retain Logitech’s earnings for future investment in the growth of Logitech’s business, for share repurchases, and for the possible acquisition of other companies or lines of business.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the proposed appropriation of available earnings with respect to fiscal year 2023, including the payment of a dividend to shareholders of CHF 1.06 per registered share.

6	2023 Annual General Meeting Invitation

PROPOSALS AND EXPLANATIONS
Proposal 6
Amendments of the Articles of Incorporation
Proposal 6.A. – Amendments to the Articles of Incorporation Regarding Shareholders Rights and General Meeting of Shareholders
Proposal
The Board of Directors proposes that shareholders approve amendments to the Articles of Incorporation to align them with new statutory provisions of Swiss corporate law pertaining to shareholders rights and general meeting matters that became effective on January 1, 2023.
The proposed amendments to the Articles of Incorporation (Article 8 para. 3 and 4, Article 9 para. 1, Article 24, and Article 13 para. 2) are included in Annex 6.A.
Explanation
A.    General Explanation
The revised Swiss corporate law strengthens shareholders rights and provides more flexibility with regard to general meetings of shareholders. Swiss companies are required to amend their articles of incorporation to conform to the revised corporate law by the end of 2024.
The main provisions of the proposed amendments to the Articles of Incorporation are summarized below. The Board of Directors has proposed the amendments to the Articles of Incorporation in order to implement the provisions of the new Swiss corporate law, many of which are mandatory. If the shareholders do not approve the proposal, the Board will consider, if known, the reasons for which the shareholders did not approve the proposal and seek shareholder reconsideration of the proposal or a revised proposal at next year’s annual general meeting.
B.    Additional Explanation of the Amendments to the Articles of Incorporation
Shareholders' Rights (Article 8 para. 3 and 4)
Under the new Swiss corporate law, shareholders who hold, alone or together with other shareholders, shares representing at least 5% of the share capital or votes, have a right to request the board of directors to call an extraordinary general meeting. Previously, the relevant threshold was 10% of the share capital. Further, shareholders who hold, alone or together with other shareholders, shares representing at least 0.5% of the share capital or votes, have the right to request that an item be included on the agenda of a general meeting. Previously, the relevant threshold was the lesser of (1) 1% of the share capital or (2) CHF 1 million in aggregate nominal value. One million in aggregate nominal value represents approximately 2.3% of our share capital, and accordingly, the proposed change to our Articles of Incorporation in relation to the right of shareholders to make an agenda item request is more favorable to shareholders than the current provision in our Articles of Incorporation. The proposed amendment to Article 8 para. 4 of the Articles of Incorporation references these statutory rights of shareholders expressly.
In para. 3 of Article 8 of our Articles of Incorporation, we are proposing to delete the reference to the date on which the authority of the Board of Directors introduced at the 2022 Annual General Meeting to hold general meetings virtually or in various locations became effective (i.e., January 1, 2023). This a mere administrative change without any substantive effect.
Form of Convening a General Meeting (Article 9 para. 1 and Article 24)
The new Swiss corporate law provides issuers with additional flexibility on how to give shareholders notice of a general meeting. Previously, any such notice had to be published in the Swiss Official Gazette of Commerce, and in some cases, individual written notices had to be given to shareholders of record. We would like to make use of that additional flexibility and have proposed that notice of the general meeting of shareholders can be made by way of a publication in the Swiss Official Gazette of Commerce, as currently, solely through the publication of our proxy statement pursuant to applicable U.S. Securities and Exchange Commission regulations or through a combination thereof.
Voting Procedure at General Meetings (Article 13 para. 2)
Currently, our Articles of Incorporation provide in Article 13 para 2 that as a general rule, voting and elections shall be conducted by way of a show of hand. Under the new Swiss corporate law, public issuers are required to report the exact voting results within 15 calendar days after the date of the general meeting; determining the voting results by way of a show of hands may therefore no longer conform with this requirement in all circumstances. More

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PROPOSALS AND EXPLANATIONS
generally, we believe it is more appropriate for the chairperson of the general meeting to determine the voting and election procedure with respect to the requirements of the specific general meeting and the items on the agenda of such meeting, and we have therefore proposed to amend Article 13 para. 2 accordingly. Generally, we anticipate that we will continue to determine the voting and election results by use of an electronic voting system, as most public issuers in Switzerland do and as we have done so far.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions, is required for the approval of the proposal under agenda item 6.A.
Recommendation
The Board of Directors recommends a vote “FOR” the proposed amendments to Article 8 para. 3 and 4, Article 9 para. 1, Article 24, and Article 13 para. 2.

8	2023 Annual General Meeting Invitation

PROPOSALS AND EXPLANATIONS
Proposal 6.B. – Amendments to the Articles of Incorporation Regarding Compensation and Mandates
Proposal
The Board of Directors proposes that shareholders approve amendments to the Articles of Incorporation, among other things, to align them with new statutory provisions of Swiss corporate law pertaining to compensation and mandate matters that became effective on January 1, 2023.
The proposed amendments to the Articles of Incorporation (Article 17bis, Article 18bis para. 2, Article 18ter and Article 19quinquies) are included in Annex 6.B.
Explanation
A.    General Explanation
The Board of Directors proposes to the shareholders to approve amendments to the Articles of Incorporation, among other things, to align them with new statutory provisions of Swiss corporate law pertaining to compensation and mandate matters that became effective on January 1, 2023. Swiss companies are required to amend their articles of incorporation to conform to the revised corporate law by the end of 2024.
The main provisions of the proposed amendments are summarized below. The Board of Directors has proposed the amendments to the Articles of Incorporation in order to implement the provisions of the new Swiss corporate law, many of which are mandatory. If the shareholders do not approve the proposal, the Board of Directors will consider, if known, the reasons for which the shareholders did not approve the proposal and seek shareholder reconsideration of the proposal or a revised proposal at next year’s annual general meeting.
B.    Additional Explanation of the Amendments to the Articles of Incorporation
1.    Compensation Matters
a.    Consideration for a Post-Employment Non-Compete Covenant (Article 18bis para. 2)
Swiss corporate law has always recognized that after termination of an executive position, the company may have an interest in entering into a non-competition agreement with the leaving executive. So far, Swiss corporate law has not limited the amount of consideration that could be paid for such a non-competition undertaking of an executive. The new Swiss corporate law provides that the maximum consideration that may be paid for such purposes is the average of the compensation paid to the executive during the three preceding fiscal years. Our proposed amendment to the Articles of Incorporation implements that change in law with respect to members of the Group Executive Management.
b.    Supplementary Compensation Amount (Article 19quinquies)
If the maximum aggregate amount of compensation of our Group Executive Management ratified by shareholders at a general meeting is not sufficient to also cover the compensation of a Group Executive Management member who newly joins after the date of the most recent shareholder ratification at a general meeting, then our Board of Directors has authority to pay "supplementary" compensation to such new member in relation to the compensation period(s) already ratified, subject to the maximum amount specified in our Articles of Incorporation. Our Articles of Incorporation limit the authorized "supplementary compensation," with respect to the CEO, to 140% of the total annual compensation of the former CEO, and, with respect to Group Executive Management members other than the CEO, to 140% of the highest total annual compensation of the Group Executive Management member other than the CEO.
Our proposed amendment to Article 19quinquies does not change the substance of the current "supplementary" compensation authority of the Board of Directors but clarifies that the "total annual compensation" used as a reference point for the 140% limitation relates to the amount allocated to the relevant member of the Group Management Team in the maximum aggregate compensation amount of the Group Management Team last approved by shareholders at a general meeting. We believe this has always been the intention of Article 19quinquies and conforms to the methodology of the Swiss compensation regulations.
2.    Mandates (Article 17bis and Article 18ter)
Swiss corporate law has always required issuers to limit in their articles of incorporation the number of positions (also referred to as “mandates”) that a board or group executive management team member can hold at other companies. The new Swiss corporate law now clarifies that positions or “mandates” are “positions in comparable functions at other enterprises with an economic purpose.” Positions that qualify under that test are the positions as a member of the board of directors, as a member of the executive management team or as a member of an advisory board of an enterprise with an economic purpose. We propose to reflect this statutory definition in our Articles of Incorporation (Article 17bis for members of the Board of Directors, and Article 18ter for members of the Group Executive Management) .

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PROPOSALS AND EXPLANATIONS
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions, is required for the approval of the proposal under agenda item 6.B.
Recommendation
The Board of Directors recommends a vote “FOR” the proposed amendments to Article 17bis, Article 18bis para. 2, Article 18ter and Article 19quinquies.

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PROPOSALS AND EXPLANATIONS
Proposal 6.C. – Amendments to the Articles of Incorporation Regarding Creation of a Capital Band
Proposal
The Board of Directors proposes that its authority to issue shares, to repurchase and cancel shares or to reduce the nominal value of the shares be approved under the Company’s capital band for a period ending five year after the date of the 2023 Annual General Meeting (i.e., September 13, 2028) by the shareholders' approval of a repeal and restatement of the current Article 27, the introduction of a new Article 28 and the update to title VIII of the Articles of Incorporation.
This proposed new Article 27, Article 28 and title VIII of our Articles of Incorporation are set forth in Annex 6.C.
Explanation
Swiss law previously provided for the possibility to create authorized share capital based on which new shares could be issued by way of a resolution of the board of directors. This authorization was limited to a maximum of 50% of the existing stated share capital and expired two years after its adoption.
As part of the Swiss corporate law reform that became effective as of January 1, 2023, the instrument of authorized share capital has been replaced by that of a capital band. Under a capital band, the articles of incorporation may authorize the board of directors for a maximum period of five years to issue new shares, cancel shares repurchased by the company or one of its subsidiaries or reduce the nominal value of the shares within a range of +/- 50% of the stated share capital at the time of the capital band's adoption.
The Board of Directors believes it is advisable and in the best interests of Logitech for the shareholders to approve an amendment to the Articles of Incorporation, to introduce a capital band provision and to authorize the Board of Directors for a term of five years to increase the current stated share capital by up to 10% or reduce it by way of a cancellation or a nominal value reduction by up to 10%. The 10% new share issuance or capital reduction authority of the Board of Directors corresponds to a maximum of 17,310,662 shares. Further, under the proposed new Article 28 of our Articles of Incorporation, we will not issue new shares based on the proposed capital band and the existing conditional capital for convertible bonds combined in excess of 10% of the Company’s currently existing share capital, corresponding to 17,310,662 shares, where shareholders’ preferential subscription rights are restricted or excluded.
If the proposal under this agenda item is approved, we would always seek shareholder approval for share issuances to the extent required under Nasdaq rules. Under current Nasdaq rules, shareholder approval is generally required, with certain enumerated exceptions, to issue common shares or securities convertible into or exercisable for common shares in one or a series of related transactions if such common shares represent 20% or more of the voting power or outstanding common shares of the company. Nasdaq rules also require shareholder approval for an issuance of shares that would result in a change of control of the company, as well as for share issuances in connection with certain benefit plans or related party transactions.
The Board of Directors believes that it is customary for public companies in Switzerland to maintain an authorization for the board of directors to issue shares and cancel repurchased shares, including shares repurchased pursuant to a share repurchase program. We believe the adoption of the capital band as proposed is prudent to ensure that Logitech maintains financial and strategic flexibility. The adoption of the capital band does not mean that there will be a concurrent increase in share capital. The Board of Directors does not currently have any plans to issue shares out of the capital band. The share capital would only be increased if and when the Board of Directors makes use of its authorization. The Board of Directors intends to use the capital band authorization to cancel shares repurchased for that purpose under our share repurchase program.
Voting Requirement to Approve Proposal
The creation of the proposed capital band requires the approval of a qualified majority of at least two-thirds of the votes and a majority of the nominal value of the shares, each as represented at the 2023 Annual General Meeting.
Recommendation
The Board of Directors recommends a vote “FOR” the proposed repeal and restatement of Article 27, the introduction of Article 28 and the update to title VIII of the Articles of Incorporation.

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PROPOSALS AND EXPLANATIONS
Proposal 6.D. – Administrative Amendments to the Articles of Incorporation
Proposal
The Board of Directors proposes that shareholders approve amendments to the Articles of Incorporation to make various administrative updates to our Articles of Incorporation so that they are, among other things, consistent with changes following from the new Swiss corporate law that became effective on January 1, 2023.
The proposed amendments to the Articles of Incorporation (Article 4 para. 2, Article 12, Article 13 para. 1, Article 14, Article 15, Article 17ter para. 2, Article 21 and title IV of the Articles of Incorporation) are included in Annex 6.D.
A.    General Explanation
The Board of Directors proposes a number of administrative updates to the Articles of Incorporation to make existing provisions of the Articles of Incorporation consistent with changes following from the new Swiss corporate law. None of these proposed updates to our Articles of Incorporation will change the rights of shareholders in substance.
The Board of Directors has proposed the amendments to the Articles of Incorporation described below in order to implement the provisions of the new Swiss corporate law. If the shareholders do not approve this proposal, the Board of Directors will consider, if known, the reasons for which the shareholders did not approve the proposal and seek shareholder reconsideration of the proposal or a revised proposal at next year’s annual general meeting.
B.    Additional Explanation of the Amendments to the Articles of Incorporation
1.    Conversion of Registered Shares Into Bearer Shares (Article 4 para. 2)
Under the new corporate law, the conversion of registered shares into bearer shares and vice versa does no longer require a basis in the articles of incorporation. While bearer shares remain permissible for listed companies like Logitech, bearer shares do no longer constitute best practice and have consequently been abolished for privately held companies. We therefore propose to no longer provide for the possibility to convert our registered shares into bearer shares in our Articles of Incorporation.
2.    Gender-Neutral Drafting of our Articles of Incorporation / Other Drafting Changes
We use gender-specific nouns, pronouns and adjectives in a number of provisions in our Articles of Incorporation. For example, our Articles of Incorporation generally us the term "Chairman" or "vice-chairman." We propose to replace these terms throughout the Articles of Incorporation with the term "Chairperson" or "vice-chairperson" (see Article 12 para. 1 and 2, Article 13 para. 1, Article 14 para. 2 and 3, Article 15 para. 1, Article 17bis para. 1 (see Annex 6.B. for the proposed revised wording), and Article 17ter para. 2).
In some of the provisions referenced above, including in Title IV, we have also proposed other technical wording changes or included the specifications required by law. For details, please refer to Annex 6.D.
3.    Board of Directors Governance Matters (Article 15)
We propose to update Article 15 to clarify the applicable voting standard for resolutions of the Board of Directors (simple majority of the votes cast). We further believe it is appropriate to consolidate all aspects of the Board of Directors' governance, including how board resolutions can be adopted, in our Organizational Regulations and have accordingly proposed to address these governance matters in our Articles of Incorporation by referencing our Organizational Regulations.
4.    Allocation of Profits to Reserves (Article 21)
Under the new corporate law, there have been terminology changes to "reserve" positions on the Company's statutory balance sheet. Also, the new corporate law expressly recognizes that statutory capital contribution reserves may be repaid in the form of a dividend. The proposed revised Article 21 reflects these changes in the law.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions, is required for the approval of the proposal under agenda item 6.D.
Recommendation
The Board of Directors recommends a vote “FOR” the proposed amendments to Article 4 para. 2, Article 12, Article 13 para. 1, Article 14, Article 15, Article 17ter para. 2, Article 21 and title IV of the Articles of Incorporation.

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PROPOSALS AND EXPLANATIONS
Proposal 7
Release of the Board of Directors and Executive Officers from Liability for Activities during Fiscal Year 2023
Proposal
The Board of Directors proposes that shareholders release the members of the Board of Directors and Executive Officers from liability for activities during fiscal year 2023.
Explanation
As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 7 of the Swiss Code of Obligations, shareholders are requested to release the members of the Board of Directors and the Executive Officers from liability for their activities during fiscal year 2023 that have been disclosed to shareholders. This release from liability exempts members of the Board of Directors or Executive Officers from liability claims brought by the Company or its shareholders on behalf of the Company against any of them for activities carried out during fiscal year 2023 relating to facts that have been disclosed to shareholders. Shareholders that do not vote in favor of the proposal, or acquire their shares after the vote without knowledge of the approval of this resolution, are not bound by the result for a period ending 12 months after the vote.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions and not counting the votes of any member of the Board of Directors or of any Logitech Executive Officers.
Recommendation
The Board of Directors recommends a vote “FOR” the proposal to release the members of the Board of Directors and Executive Officers from liability for activities during fiscal year 2023.

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PROPOSALS AND EXPLANATIONS
Proposal 8
Elections to the Board of Directors
Explanation
Our Board of Directors is presently composed of 11 members. Each director was elected for a one-year term ending at the closing of the 2023 Annual General Meeting.
At the recommendation of the Nominating and Governance Committee, the Board has nominated all current directors, with the exception of Mr. Polk who is not standing for re-election to serve as directors for another one-year term.
The term of office ends at the closing of the 2024 Annual General Meeting. There will be a separate vote on each nominee.
Under Swiss law, Board members may only be elected by shareholders. If the individuals below are elected, the Board will be composed of 10 members. The Board has no reason to believe that any of our nominees will be unwilling or unable to serve if elected as a director.
For further information on the Board of Directors, including the current members of the Board, the Committees of the Board, the means by which the Board exercises supervision of Logitech’s executive officers, and other information, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters”.
8.A    Re-election of Dr. Patrick Aebischer
Proposal: The Board of Directors proposes that Dr. Patrick Aebischer be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Dr. Aebischer, please refer to the heading “Corporate Governance and Board of Directors Matters – Members of the Board of Directors” of the Proxy Statement.
8.B    Re-election of Ms. Wendy Becker
Proposal: The Board of Directors proposes that Ms. Wendy Becker be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Ms. Becker, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
8.C    Re-election of Dr. Edouard Bugnion
Proposal: The Board of Directors proposes that Dr. Edouard Bugnion be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Dr. Bugnion, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
8.D    Re-election of Mr. Guy Gecht
Proposal: The Board of Directors proposes that the Company's Interim Chief Executive Officer, Mr. Guy Gecht, be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Mr. Gecht, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
8.E    Re-election of Ms. Marjorie Lao
Proposal: The Board of Directors proposes that Ms. Marjorie Lao be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Ms. Lao, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
8.F    Re-election of Ms. Neela Montgomery
Proposal: The Board of Directors proposes that Ms. Neela Montgomery be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Ms. Montgomery, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.

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PROPOSALS AND EXPLANATIONS
8.G    Re-election of Ms. Deborah Thomas
Proposal: The Board of Directors proposes that Ms. Deborah Thomas be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Ms. Thomas, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
8.H    Re-election of Mr. Christopher Jones
Proposal: The Board of Directors proposes that Mr. Christopher Jones be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Mr. Jones, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
8.I    Re-election of Mr. Kwok Wang Ng
Proposal: The Board of Directors proposes that Mr. Kwok Wang Ng be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Mr. Ng, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
8.J    Re-election of Mr. Sascha Zahnd
Proposal: The Board of Directors proposes that Mr. Sascha Zahnd be re-elected to the Board for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Mr. Zahnd, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
Voting Requirement to Approve Proposals
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the election to the Board of each of the above nominees.

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PROPOSALS AND EXPLANATIONS
Proposal 9
Election of the Chairperson of the Board
Explanation
Swiss corporate law requires that the Chairperson of the Board of Directors be elected on the occasion of each Annual General Meeting for a one-year term ending at the closing of the following Annual General Meeting. In line with current corporate governance best practices, the Board of Directors has selected Ms. Wendy Becker as its nominee to continue to lead the Board of Directors as an independent Chairperson. Ms. Becker has been the Chairperson since 2019 and a non-executive member of the Board of Directors since September 2017, and is the current Chairperson of the Company's Nominating and Governance Committee. As noted in her biographical information and qualifications in the Proxy Statement under the heading "Corporate Governance and Board of Directors Matters - Members of the Board of Directors" hereafter, Ms. Becker has extensive senior leadership experience as well as broad and diverse experience with boards of directors and trustee positions.
Proposal
The Board of Directors proposes that Ms. Wendy Becker be re-elected as Chairperson of the Board of Directors for a one-year term ending at the closing of the 2024 Annual General Meeting.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the re-election of Ms. Wendy Becker as Chairperson of the Board of Directors.

16	2023 Annual General Meeting Invitation

PROPOSALS AND EXPLANATIONS
Proposal 10
Elections to the Compensation Committee
Explanation
Our Compensation Committee is presently composed of four members, three of whom are standing for re-election to the Board of Directors and two of whom are standing for re-election to the Compensation Committee. Pursuant to Swiss corporate law, the members of the Compensation Committee are to be elected annually and individually by the shareholders. Only members of the Board of Directors can be elected as members of the Compensation Committee.
At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the three individuals below to serve as members of the Compensation Committee for a term of one year. Two of the nominees currently serve as members of the Compensation Committee and, as required by our Compensation Committee charter, all of the nominees are independent in accordance with the requirements of the listing standards of the Nasdaq Stock Market, the outside director definition of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, the definition of a “non-employee director” for purposes of Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission, and Rule 10C-1(b)(1) of the U.S. Securities Exchange Act of 1934, as amended.
The term of office ends at the closing of the next Annual General Meeting. There will be a separate vote on each nominee.
10.A    Re-election of Ms. Neela Montgomery
Proposal: The Board of Directors proposes that Ms. Neela Montgomery be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Ms. Montgomery, please refer to the Proxy Statement under "Corporate Governance and Board of Directors Matters – Members of the Board of Directors".
10.B    Re-election of Mr. Kwok Wang Ng
Proposal: The Board of Directors proposes that Mr. Kwok Wang Ng be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Mr. Ng, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
10.C    Election of Ms. Deborah Thomas
Proposal: The Board of Directors proposes that Ms. Deborah Thomas be elected to the Compensation Committee for a one-year term ending at the closing of the 2024 Annual General Meeting.
For biographical information and qualifications of Ms. Thomas, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
Voting Requirement to Approve Proposals
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the election to the Compensation Committee of each of the above nominees.

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PROPOSALS AND EXPLANATIONS
Proposal 11
Approval of Compensation for the Board of Directors for the 2023 to 2024 Board Year
Proposal
The Board of Directors proposes that the shareholders approve a maximum aggregate amount of the compensation of the Board of Directors of CHF 3,700,000 for the term of office from the 2023 Annual General Meeting until the 2024 Annual General Meeting (the “2023 – 2024 Board Year”).
Explanation
Pursuant to Swiss corporate law, the compensation of the Board of Directors must each year be subject to a binding shareholder vote, in the manner contemplated by Logitech’s Articles of Incorporation. Article 19 quater, paragraph 1 letter (a) of Logitech’s Articles of Incorporation provides that shareholders shall approve the maximum aggregate amount of the compensation of the Board of Directors for the period up to the next Annual General Meeting.
Under the Company’s Articles of Incorporation, the compensation of the members of the Board of Directors who do not have management responsibilities consists of cash payments and shares or share equivalents. The value of cash compensation and shares or share equivalents corresponds to a fixed amount, which reflects the functions and responsibilities assumed. The value of shares or share equivalents is calculated at market value at the time of grant.
The proposed maximum amount of CHF 3,700,000 has been determined based on nine non-executive members of the Board of Directors and on the following non-binding assumptions:
With respect to the nine non-executive members of the Board of Directors and our Interim Chief Executive Officer, the compensation consists of the following elements:
•Cash payments of a maximum of CHF 1,240,000. Cash payments for non-executive members of the Board of Directors include annual retainers for Board and committee service and an annual retainer for a non-executive Chairperson.
•Share or share equivalent awards of a maximum of CHF 2,100,000. The value of share or share equivalent awards corresponds to a fixed amount and the number of shares granted will be calculated at market value at the time of their grant.
•Other payments, including accrual of the Company's estimated contributions to social security, of a maximum of CHF 360,000.
Shareholders are approving the maximum aggregate amount of compensation set forth in the proposal and not the individual components thereof. The assumptions set forth in this explanation are based on the Company’s current expectations about future compensation plans and decisions. The Company may redesign its compensation plans or make alternative compensation decisions within the maximum aggregate amount of compensation approved by shareholders. The actual compensation awarded to the members of the Board of Directors for the 2023 - 2024 Board Year will be disclosed in the Compensation Report in the Invitation and Proxy Statement for the 2025 Annual General Meeting.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the members of the Board of Directors of CHF 3,700,000 for the term of office from the 2023 Annual General Meeting until the 2024 Annual General Meeting.

18	2023 Annual General Meeting Invitation

PROPOSALS AND EXPLANATIONS
Proposal 12
Approval of Compensation for the Group Management Team for Fiscal Year 2025
Proposal
The Board of Directors proposes that the shareholders approve a maximum aggregate amount of the compensation of the Group Management Team of USD 26,700,000 for fiscal year 2025.
Explanation
Pursuant to Swiss corporate law, the compensation of the Company’s Group Management Team must each year be subject to a binding shareholder vote, in the manner contemplated by Logitech’s Articles of Incorporation. Article 19 quater, paragraph 1 letter (b) of Logitech’s Articles of Incorporation provides that shareholders shall approve the maximum aggregate amount of the compensation of the Group Management Team for the next fiscal year. As the 2023 Annual General Meeting takes place in the middle of Logitech’s fiscal year 2024, the applicable next fiscal year is fiscal year 2025. This required, binding vote on the compensation of the Group Management Team is independent from, and comes in addition to, the non-binding, advisory say-on-pay votes contemplated in Proposals 2 and 3.
Logitech’s Group Management Team currently consists of Mr. Guy Gecht, Interim Chief Executive Officer, Mr. Charles Boynton, Chief Financial Officer, Mr. Prakash Arunkundrum, Chief Operating Officer, and Ms. Samantha Harnett, Chief Legal Officer.
Logitech’s compensation philosophy, compensation program risks and design, and compensation paid during fiscal year 2023 are set forth in the Compensation Report.
The proposed maximum amount of USD 26,700,000 has been determined based on the following non-binding assumptions for Logitech’s Group Management Team as an aggregate group:
•The Group Management Team will include four members.
•Gross base salaries of a maximum of USD 2,950,000.
•Performance-based cash compensation of a maximum of USD 6,200,000. Performance-based cash compensation in the form of incentive cash payments may be earned under the Logitech Management Performance Bonus Plan (the “Bonus Plan”) or other cash bonuses approved by the Compensation Committee. Payout under the Bonus Plan is variable, and is based on the achievement of the Company’s, individual executives’ or other performance goals, and for fiscal year 2025 is expected to continue to range from 0% to 200% of the executive’s target incentive. The maximum amount of the performance-based bonus for fiscal year 2025 assumes a maximum achievement of all performance goals.
•Equity incentive awards of a maximum of USD 16,650,000. Long-term equity incentive awards are generally granted in the form of performance-based restricted stock units ("PSUs"). Beginning in fiscal year 2021, we shifted our CEO's equity compensation to 100% PSUs and in fiscal year 2023 the remaining executive officers received 100% of their equity compensation in the form of PSUs. In order to align with the methodology used in the Compensation Report, where the value of PSUs is disclosed based on estimated fair value at the time of grant, the fair value at grant has been considered to calculate the maximum amount of the long-term equity awards. The target number of PSU awards granted to our Group Management Team in fiscal year 2025 will be determined at the beginning of the three-year performance period and the number of shares that will vest at the end of the three-year performance period is expected to continue to range from 0% to 200% of the executive's target number of shares depending on our corporate performance.
•Other compensation of a maximum of USD 900,000. Other compensation may include tax preparation services and related expenses, 401(k) savings plan matching contributions, premiums for group term life insurance and long-term disability insurance, employer’s contribution to medical premiums, relocation or extended business travel-related expenses, defined benefit pension plan employment contributions, accrual of estimated employer's contribution to social security and Medicare, and other awards. The Company generally does not provide all of these components of other compensation to all executives each year, but the proposed maximum amount of compensation has been formulated to provide flexibility to cover these compensation components as applicable.
The increase in the proposed aggregate maximum compensation amount from the prior year's proposal is based on (i) a four-member Group Management Team indicated above, that includes our Interim Chief Executive Officer appointed on June 13, 2023 and (ii) general assumptions regarding a transition period, in both the role and compensation, between our Interim Chief Executive Officer and future Chief Executive Officer.

2023 Annual General Meeting Invitation	19

PROPOSALS AND EXPLANATIONS
Shareholders are approving the maximum aggregate amount of compensation set forth in the proposal and not the individual components thereof. The assumptions set forth in this explanation are based on the Company’s current expectations about future compensation plans and decisions. The Company may redesign its compensation plans or make alternative compensation decisions within the maximum aggregate amount of compensation approved by shareholders. The actual compensation awarded to the members of the Group Management Team for fiscal year 2025 will be disclosed in the Compensation Report in the Invitation and Proxy Statement for the 2025 Annual General Meeting.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the Group Management Team of USD 26,700,000 for fiscal year 2025.

20	2023 Annual General Meeting Invitation

PROPOSALS AND EXPLANATIONS
Proposal 13
Re-election of KPMG AG as Logitech’s Auditors and Ratification of the Appointment of KPMG LLP as Logitech’s Independent Registered Public Accounting Firm for Fiscal Year 2024
Proposal
The Board of Directors proposes that KPMG AG be re-elected as auditors of Logitech International S.A. for a one-year term and that the appointment of KPMG LLP as Logitech’s independent registered public accounting firm for fiscal year 2024 be ratified.
Explanation
KPMG AG, upon recommendation of the Audit Committee of the Board, is proposed for re-election for a further year as auditors for Logitech International S.A. KPMG AG assumed its first audit mandate for Logitech during fiscal year 2015.
The Audit Committee has also appointed KPMG LLP, the U.S. affiliate of KPMG AG, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 for purposes of U.S. securities law reporting. Logitech’s Articles of Incorporation do not require that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. However, Logitech is submitting the appointment of KPMG LLP to shareholders for ratification as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment during the year if the Committee determines that such a change would be in the best interests of Logitech and its shareholders.
Information on the fees paid by Logitech to KPMG AG and KPMG LLP, the Company’s auditors and independent registered public accounting firm for fiscal year 2023, respectively, as well as further information regarding KPMG AG and KPMG LLP, is set out in our Proxy Statement under the heading “Independent Auditors” and “Report of the Audit Committee.”
One or more representatives of KPMG AG will be present at the Annual General Meeting. They will have an opportunity to make a statement at the meeting if they wish, and are expected to be available to respond to questions from shareholders.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the re-election of KPMG AG as auditors of Logitech International S.A. and the ratification of the appointment of KPMG LLP as Logitech’s independent registered public accounting firm, each for the fiscal year ending March 31, 2024.

2023 Annual General Meeting Invitation	21

PROPOSALS AND EXPLANATIONS
Proposal 14
Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative
Swiss law requires that the independent representative of the shareholders (the "Independent Representative") be elected on the occasion of each Annual General Meeting for a one-year term ending at the closing of the following Annual General Meeting.
Proposal
The Board of Directors proposes that Etude Regina Wenger & Sarah Keiser-Wüger be re-elected as Independent Representative for a one-year term ending at the closing of the 2024 Annual General Meeting.
Explanation
In accordance with Swiss law, each shareholder may be represented at the general meeting by an independent representative. The Board of Directors has nominated Etude Regina Wenger & Sarah Keiser-Wüger as the Independent Representative to serve in the role at the Company’s 2024 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company, if any, held prior to the 2024 Annual General Meeting. Ms. Regina Wenger, a principal of Etude Regina Wenger & Sarah Keiser-Wüger, is a respected notary public based in Lausanne, Switzerland and is the former chairwoman of the Swiss Federation of Notaries. Etude Regina Wenger & Sarah Keiser-Wüger confirmed to the Company that it possesses the required independence to fulfill its responsibilities.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative.

22	2023 Annual General Meeting Invitation

General Information for Registered Shareholders

WHY AM I RECEIVING THIS “INVITATION”?	This Invitation, together with an explanation of organizational matters, is being made available to registered shareholders and published in the Swiss Official Gazette of Commerce. We made copies of this Invitation available to shareholders beginning on July 26, 2023. In addition to this invitation (which is also available in German and French), we filed our Proxy Statement (including the invitation therein) with the U.S. Securities and Exchange Commission to comply with U.S. proxy statement rules.
The Response Coupon or Proxy Card are requested on behalf of the Board of Directors of Logitech for use at Logitech’s Annual General Meeting. The meeting will be held on Wednesday, September 13, 2023 at 2:00 p.m., Central European Summer Time, at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.

WHO IS ENTITLED TO VOTE AT THE MEETING?	Shareholders registered in the Share Register of Logitech International S.A. (including in the sub-register maintained by Logitech’s U.S. transfer agent, Computershare) on Thursday, September 7, 2023 have the right to vote at the Annual General Meeting. No shareholders will be entered in the Share Register between September 7, 2023 and the day following the meeting. As of June 30, 2023, there were 82,271,410 shares registered and entitled to vote out of a total of 158,623,085 Logitech shares outstanding. The actual number of registered shares that will be entitled to vote at the meeting will vary depending on how many more shares are registered, or deregistered, between June 30, 2023 and September 7, 2023.

HOW CAN I OBTAIN LOGITECH’S PROXY STATEMENT, ANNUAL REPORT AND OTHER ANNUAL REPORTING MATERIALS?	A copy of our 2023 Annual Report to Shareholders, which contains the consolidated financial statements of Logitech International S.A. for the fiscal year ended March 31, 2023, the Swiss statutory financial statements of Logitech International S.A. for the fiscal year ended March 31, 2023, and the auditor’s reports thereon, this Invitation, the Proxy Statement and our Annual Report on Form 10-K for fiscal year 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) are available on our website at http://ir.logitech.com. Shareholders also may request free copies of these materials at our principal executive offices in Switzerland or the United States, or by contacting our investor relations group at IR@logitech.com or at +1-510-916-9842.

HOW CAN I VOTE IF I CANNOT ATTEND THE MEETING?	If you do not plan to attend the meeting in person, you may appoint the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please provide your voting instructions by marking the applicable boxes beside the agenda items on the Internet voting site for registered shareholders, www.gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable.

2023 Annual General Meeting Invitation	23

GENERAL INFORMATION FOR REGISTERED SHAREHOLDERS

SWISS SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.gvmanager-live.ch/logitech and log in with your access code printed on the Response Coupon. Please use the menu item “Grant Procuration” and submit your instructions by clicking on the “Send” button.

SWISS SHARE REGISTER – RESPONSE COUPON – Mark the box under Option 3 on the enclosed Response Coupon. Please sign, date and promptly mail your completed Response Coupon to Etude Regina Wenger & Sarah Keiser-Wüger using the appropriate enclosed postage-paid envelope addressed to Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland.

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please submit your instructions by clicking on the "Submit" button.

U.S. SHARE REGISTER – PROXY CARD – If you have requested a Proxy Card, mark the box “Yes” on the Proxy Card to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope.

HOW CAN I ATTEND THE MEETING?	If you wish to attend the meeting in person, you will need to obtain an admission card. You may order your admission card on the Internet voting site for registered shareholders, www.gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable, and we will send you an admission card for the meeting. If an admission card is not received by you prior to the meeting and you are a registered shareholder as of September 7, 2023, you may attend the meeting by presenting proof of identification at the meeting.

SWISS SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site gvmanager-live.ch/logitech and log in with your access code printed on the Response Coupon. Please use the menu item “Order Admission Card”.

SWISS SHARE REGISTER – RESPONSE COUPON – Mark the box under Option 1 on the enclosed Response Coupon. Please send the completed, signed and dated Response Coupon to Logitech using the enclosed postage-paid envelope by Thursday, September 7, 2023.

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to indicate that you will personally attend the meeting.

U.S. SHARE REGISTER – PROXY CARD – If you have requested a Proxy Card, mark the box “Yes” on the Proxy Card to indicate that you will personally attend the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope by Thursday, September 7, 2023.

24	2023 Annual General Meeting Invitation

GENERAL INFORMATION FOR REGISTERED SHAREHOLDERS

CAN I HAVE ANOTHER PERSON REPRESENT ME AT THE MEETING?	Yes. If you would like someone other than the Independent Representative to represent you at the meeting, please mark Option 2 on the Response Coupon (for shareholders on the Swiss share register) or, if you requested a Proxy Card (for shareholders on the U.S. share register), mark the box on the Proxy Card to authorize the person you name on the reverse side of the Proxy Card. On either the Response Coupon or the Proxy Card, please provide the name and address of the person you want to represent you. Please return the completed, signed and dated Response Coupon to Logitech and the completed, signed and dated Proxy Card to Broadridge, using the enclosed postage-paid envelope by September 7, 2023. We will send an admission card for the meeting to your representative. If the name and address instructions you provide are not clear, Logitech will send the admission card to you, and you must forward it to your representative.
If you requested and received an admission card to attend the meeting in person, you can also authorize someone other than the Independent Representative to represent you at the meeting on the admission card and provide that signed, dated and completed admission card to your representative, together with your voting instructions.

CAN I SELL MY SHARES BEFORE THE MEETING IF I HAVE VOTED?	Logitech does not block the transfer of shares before the meeting. However, if you sell your Logitech shares before the meeting and Logitech’s Share Registrar is notified of the sale, your votes with those shares will not be counted. Any person who purchases shares after the Share Register closes on Thursday, September 7, 2023 will not be able to register them until the day after the meeting and so will not be able to vote the shares at the meeting.

IF I VOTE BY PROXY, CAN I CHANGE MY VOTE AFTER I HAVE VOTED?	You may change your vote by Internet or by mail through September 7, 2023. You may also change your vote by attending the meeting and voting in person. For shareholders on the Swiss share register, you may revoke your vote by requesting a new access code and providing new voting instructions at www.gvmanager-live.ch/logitech, or by requesting and submitting a new Response Coupon from our Swiss Share Register at Devigus Shareholder Services (by telephone at +41-41-798-48-33 or by email at logitech@devigus.com). For shareholders on the U.S. share register, you may revoke your vote by providing new voting instructions at www.proxyvote.com, if you voted by Internet, or by requesting and submitting a new Proxy Card. Your attendance at the meeting will not automatically revoke your vote or Response Coupon or Proxy Card unless you vote again at the meeting or specifically request in writing that your prior voting instructions be revoked.

SWISS SHARE REGISTER – INTERNET VOTING – After you receive the new access code, go to the Internet voting site www.gvmanager-live.ch/logitech and log in. Please use the menu item “Grant Procuration”. Follow the directions on the site to complete and submit your new instructions until Thursday, September 7, 2023, 23:59 (Central European Summer Time), or you may attend the meeting and vote in person.

SWISS SHARE REGISTER – RESPONSE COUPON – If you request a new Response Coupon and wish to vote again, you may complete the new Response Coupon and return it to us by September 7, 2023, or you may attend the meeting and vote in person.

2023 Annual General Meeting Invitation	25

GENERAL INFORMATION FOR REGISTERED SHAREHOLDERS

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to submit your new instructions until Thursday, September 7, 2023, 11:59 p.m. (U.S. Eastern Daylight Time), or you may attend the meeting and vote in person.

U.S. SHARE REGISTER – PROXY CARD – If you request a new Proxy Card and wish to vote again, you may complete the new Proxy Card and return it to Broadridge by September 7, 2023, or you may attend the meeting and vote in person.

IF I VOTE BY PROXY, WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?
SWISS SHARE REGISTER – INTERNET VOTING – If you are a registered shareholder and vote using the Internet voting site, you have to give specific voting instructions for all agenda items before you can submit your instructions.

SWISS SHARE REGISTER – RESPONSE COUPON – If you are a registered shareholder and sign and return a Response Coupon without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.

U.S. SHARE REGISTER – INTERNET VOTING – If you are a registered shareholder and vote using the Internet voting site without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.

U.S. SHARE REGISTER – PROXY CARD – If you are a registered shareholder and sign and return a Proxy Card without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.

WHO CAN I CONTACT IF I HAVE QUESTIONS?	If you have any questions or need assistance in voting your shares, please call us at +1-510-916-9842 or email us at IR@logitech.com.

26	2023 Annual General Meeting Invitation

ANNEXES

Annexes
Annex 6.A. – Proposed Amendments to Article 8 para. 3 and 4, Article 9 para. 1, Article 24, and Article 13 para. 2 of the Articles of Incorporation
Article 8 para. 3 and para. 4
[...]
~~As from January 1, 2023, the~~The Board of Directors may also decide to hold General Meetings in several locations or virtually without any physical place of meeting.
One or more shareholders who represent together at least ~~ten~~five percent of the share capital or the voting rights may demand that a General Meeting be called. One or more shareholders, who represent together shares representing at least ~~the lesser of (i) one (1)~~0.5 percent of the share capital or ~~(ii) an aggregate nominal value of CHF 1,000,000 (one million Swiss Francs),~~the voting rights may demand that an item be included on the agenda ~~for~~of a General Meeting. A shareholder demand to call a General Meeting and to include an item on the agenda shall be made in writing and shall describe the matters to be considered and any proposals to be made to the shareholders. Such written request shall be received by the Board of Directors at least sixty (60) days before the date proposed for the General Meeting.

Article 9 para. 1
General Meetings shall be called at least twenty days before the date of the meeting by a single notice published in the media specified in Article 24 below and/or by including the notice in the proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission.
[...]

Article 24
Public ~~notices~~ communications by the Company shall be made in the Swiss Official Gazette of Commerce (Feuille Officielle Suisse du Commerce) ~~(Swiss Official Commercial Gazette).~~ and/or in the form that allows proof by text specified by the Board of Directors from time to time. Notices of General Meetings may be given solely through the notice included in the proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission.

Article 13 para. 2
[...]
~~As a general rule, voting and elections shall be conducted by a show of hands; however, a secret ballot shall be used when the Chairman of the General Meeting so orders or when 25 shareholders present at the meeting shall so request. An electronic vote shall be deemed a secret ballot.~~
The Chairperson of the General Meeting shall determine the voting procedure.

2023 Annual General Meeting Invitation	27

ANNEXES
Annex 6.B. – Proposed Amendments to Article 17 bis, Article 18 bis para. 2, Article 18 ter, and Article 19 quinquies of the Articles of Incorporation
Article 17 bis
No member of the Board of Directors shall assume more than ten (10) ~~m~~Mandates in ~~supreme management or supervisory bodies of legal entities~~ other enterprises with an economic purpose ~~outside the Logitech group~~, of which no more than four (4) may be in listed companies. In addition, members of the Board of Directors may assume up to ten (10) ~~m~~Mandates in ~~the governing bodies of~~ charitable or similar organizations. The ~~Chairman~~ Chairperson of the Board of Directors must be informed of such ~~m~~Mandates.
The term "Mandates" shall mean an activity carried out as a member of the board of directors, the executive management or an advisory board or comparable functions thereto.
The limits contemplated in the preceding paragraph do not apply to ~~m~~Mandates:
a) for companies controlled by the Company or that control the Company; and
b) that a member of the Board of Directors assumes at the request of the Company or of a company controlled by it.~~; and~~
~~c) for companies that are not required to be registered in the commercial registry in Switzerland or in an equivalent registry outside of Switzerland.~~
Mandates for legal entities under common control or at the request of such legal entities are counted as one single ~~m~~Mandate for the purpose of this Article 17 bis.

Article 18 bis para. 2
[...]
Employment agreements entered into with members of the Management Team may contemplate a prohibition of competition after termination of the relevant employment agreement. The total consideration for a prohibition of competition that applies after termination of an employment agreement and expiration of the applicable notice period, if any, shall not exceed, with respect to the entire period during which the prohibition of competition applies, the ~~total annual compensation of the~~average of the total compensation paid or granted to the relevant member of the Management Team during the three (3) financial years immediately preceding the termination or expiration of the notice period of the employment agreement.

Article 18 ter
No member of the Management Team may assume more than five (5) ~~m~~Mandates in ~~supreme management or supervisory bodies of legal entities outside the Logitech group~~ other enterprises with an economic purpose, of which no more than two (2) may be in listed companies. In addition, Members of the Management Team may assume up to five (5) ~~m~~Mandates in ~~the governing bodies of~~ charitable or similar organizations. Any such ~~m~~Mandate shall require the approval of the Board of Directors.
The term "Mandates" shall mean an activity carried out as a member of the board of directors, the executive management or an advisory board or comparable functions thereto.
This restriction does not include ~~m~~Mandates:
a) for companies controlled by the Company or that control the Company; and
b) that a member of the Management Team assumes at the request of the Company or of a company controlled by it~~; and~~.
~~c)  for companies that are not required to be registered in the commercial registry in Switzerland or in an equivalent registry outside of Switzerland.~~
Mandates for legal entities under common control are counted as one single ~~m~~Mandate for the purpose of this Article 18 ter.

Article 19 quinquies
If the maximum aggregate amount of compensation already approved by the General Meeting is not sufficient to also cover the compensation of one or more persons who become members of the Management Team during a compensation period for which the General Meeting has already approved the compensation of the Management Team (new hire), the Company or companies controlled by it shall be authorized to pay an additional amount with respect to the compensation period(s) already approved. Such additional amount shall for each relevant compensation period not exceed:
a) for the head of the Management Team (CEO), one hundred and forty percent (140%) of the ~~total annual~~(maximum) amount allocated to the CEO in the aggregate amount of maximum compensation of the ~~former CEO~~Management Team last approved by shareholders at a General Meeting; and
b) for any new hire of a member of the Management Team other than the CEO, one hundred and forty percent (140%) of the highest ~~total annual compensation of any~~(maximum) amount allocated to a member of the Management Team other than the CEO in the aggregate amount of maximum compensation of the Management Team last approved by shareholders at a General Meeting.

28	2023 Annual General Meeting Invitation

ANNEXES
Annex 6.C. – Proposed new Article 27, Article 28, and Title VIII of the Articles of Incorporation
TITLE VIII
CONDITIONAL CAPITAL AND CAPITAL BAND
Article 27[1]
The Company has a capital band ranging from CHF 38,948,989.50 (lower limit) to CHF 47,604,320.50 (upper limit). The Board of Directors shall be authorized within the capital band to (i) increase or decrease the share capital once or several times and in any amounts or (ii) acquire (including based on a share repurchase program approved by the Board of Directors) shares directly or indirectly, until September 13, 2028 or until an earlier expiration of the capital band. The capital increase or decrease may be effected (x) by issuing up to 17,310,662 fully paid-in registered shares with a nominal value of CHF 0.25 each and canceling up to 17,310,662 registered shares with a nominal value of CHF 0.25 each, as applicable, (y) by increasing or decreasing the nominal value of the existing shares within the limits of the capital band, or (z) by simultaneous decrease and re-increase of the share capital.

In the event of a capital increase within the capital band, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including a cash contribution, a contribution in kind, a set-off of a receivable and a conversion of freely available equity capital), the date of issue, the conditions for the exercise of subscription rights and the commencement date for dividend entitlement.

The Board of Directors may issue new shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offer of these shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trade with subscription rights. The Board of Directors may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use such rights or shares otherwise in the interest of the Company.

In the event of an issuance of shares, the Board of Directors is further authorized to withdraw or restrict subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company or any of its group companies:

(a) if the issue price of the new shares is determined by reference to the market price; or

(b) for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders; or

(c) for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares; or

(d) for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges; or

(e) for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s).

After a change of the nominal value, new shares shall be issued within the capital band with the same nominal value as the existing shares.

If the share capital increases as a result of an increase from conditional capital pursuant to Article 25 or Article 26 of these Articles of Incorporation, the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital.
In the event of a decrease of the share capital within the capital band, the Board of Directors shall, to the extent necessary, determine the use of the decrease amount. The Board of Directors shall make the necessary ascertainments and amend the Articles of Incorporation accordingly.

Article 28
The total number of newly issued shares which may be issued subject to a limitation or the withdrawal of subscription rights or advance subscription rights from (i) the capital band pursuant to Article 27 of these Articles of Incorporation

2023 Annual General Meeting Invitation	29

ANNEXES
and/or (ii) the conditional share capital pursuant to Article 26 of these Articles of Incorporation may not exceed 17,310,662 new shares with a nominal value of CHF 0.25 each.

[1] The new Article 27 and Article 28 replace the existing Article 27 (authorized share capital) in full.

30	2023 Annual General Meeting Invitation

ANNEXES
Annex 6.D. – Proposed new Article 4 para. 2, Article 12, Article 13 para. 1, Article 14, Article 15, Article 17 ter para. 2, Article 21, and Title IV[1] of the Articles of Incorporation
Article 4 para. 2
[…]
~~The general meeting of shareholders (the "General Meeting") shall have the authority to convert the registered shares into bearer shares by means of an amendment to these Articles of Incorporation.~~
Subject to the paragraph below, the registered shares of the Company will be uncertificated securities (in terms of the Swiss Code of Obligations) and book entry securities (in terms of the Swiss Book Entry Securities Act).
[…]

Article 12
The General Meeting shall be presided over by the ~~Chairman~~Chairperson of the Board of Directors or any other member of the Board of Directors. In the absence of such persons, the ~~chairman~~Chairperson shall be appointed by the General Meeting.
The ~~Chairman~~Chairperson of the General Meeting shall appoint the secretary of the General Meeting and the scrutineers.

Article 13 para. 1
In the absence of any provision to the contrary in the law or these Articles of Incorporation, the General Meeting shall make resolutions and proceed to elections by a simple majority of the votes cast. In the event of a tie vote, the vote of the ~~Chairman~~Chairperson of the General Meeting shall decide.
[…]

Article 14
The Board of Directors of the Company shall be composed of at least three members elected individually by the General Meeting for a term of office expiring after completion of the subsequent Annual General Meeting and who shall be ~~indefinitely~~ re-eligible.
The ~~Chairman~~Chairperson of the Board of Directors shall also be appointed by the General Meeting for a term of office expiring after completion of the subsequent Annual General Meeting and who shall be ~~indefinitely~~ re-eligible.
Unless provided otherwise in the law or these Articles of Incorporation, the Board of Directors shall organize itself. It shall be entitled to elect one or more ~~vice-chairmen~~vice-chairpersons, who shall assume the responsibilities of the ~~Chairman~~Chairperson of the Board of Directors if the latter is incapacitated. Members of the Board of Directors may enter into agreements relating to their compensation for a fixed term or for an indefinite term. Duration and termination shall comply with the term of office and the law.

Article 15
The Board of Directors shall make decisions and proceed to elections by a simple majority ~~vote~~ of the ~~members present at the meeting~~votes cast. In the event of a tie vote, the vote of the ~~Chairman~~Chairperson shall decide. Further details of the Board of Directors' corporate governance shall be set forth in the Company's organizational regulations.
~~The decisions of the Board of Directors may be made in the form of a written consent (given by letter, fax or telegram) to a proposal, such consent representing a majority of all the members of the Board of Directors inasmuch as the proposal was submitted to all the members of the Board of Directors, unless a discussion is requested by one of them.~~

Article 17 ter para. 2
[…]
The ~~chairman~~Chairperson of the Compensation Committee shall be appointed by the Board of Directors. The Compensation Committee shall otherwise organize itself.
[…]

Article 21
Five percent of the annual profits shall be allocated to the ~~general~~legal profit reserve until such reserve reaches twenty percent of the ~~paid in~~ share capital registered with the commercial register. Should the ~~general reserve be used in any amount the allocation of profits shall be made until this level is reached again.~~legal profit reserve be reduced, annual profits shall be reallocated to the legal profit reserve until such reserve again reaches twenty percent of the share capital registered with the commercial register.
The balance of the profits arising from the balance sheet and the repayment of the statutory capital contribution reserves shall be distributed according to the resolutions of the General Meeting, upon proposition of the Board of Directors; however, the mandatory legal provisions of the law relating to the legal reserve must be complied with.

2023 Annual General Meeting Invitation	31

ANNEXES

[1] Change in the French text only ("Titre" instead of "Title" to reflect the proper French term).

32	2023 Annual General Meeting Invitation